Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of PRINCETON NATIONAL BANCORP, INC. (the “Company”) on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on July 29, 2010 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas D. Ogaard
Name:	Thomas D. Ogaard
Title:	President and Chief Executive Officer

Date:	July 29, 2010

/s/ Todd D. Fanning
Name:	Todd D. Fanning
Title:	Executive Vice President and Chief Financial Officer

Date:	July 29, 2010

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